Exhibit 99.1

Ascent Solar Announces Leadership Team Promotions to Drive Strategic Growth

THORNTON, CO., May 11, 2023 – Ascent Solar Technologies, (Nasdaq: ASTI) (“ASTI” or the “Company”), the leading U.S. innovator in the design and manufacturing of featherweight, flexible, and durable CIGS thin-film photovoltaic (PV) solutions, today announced several leadership appointments to advance the Company’s strategic business goals and position it for sustained value creation. The Company announced the promotions of Jin Jo as Chief Financial Officer and Bobby Gulati as Chief Operating Officer. These changes are effective May 8, 2023.

“Ascent is fortunate to have a deep bench of talented individuals that will help lead us forward as we simultaneously pursue commercialization and R&D efforts,” said Paul Warley, Chief Executive Officer. “These promotions support our strategic goals and position the Company for sustainable growth over the long-term. I have had the pleasure of working with Jin and Bobby and have witnessed their talent and professionalism firsthand. I want to congratulate them both on their promotions and look forward to continuing to work with them closely to achieve goals for the Company and its shareholders.”

Jin Jo joined Ascent in 2021 as the Finance Controller. Ms. Jo has over 20 years of accounting experience, including five years as the head of technical accounting and accounting policies for Empower Retirement. She spent eight years in public accounting with PwC and Deloitte serving large global and middle market clients where she planned, executed, and supervised audits. Ms. Jo also assisted with M&A transactions as well as debt and equity offerings.

Bobby Gulati joined Ascent in 2010 as the Director of Equipment Engineering and Chief Information Officer. He possesses over 30 years of executive leadership experience in engineering and manufacturing roles. Prior to joining the Company, Mr. Gulati was the Director of Equipment Engineering for Twin Creeks Technologies, an amorphous silicon solar manufacturing company. From 2001 to 2010, he was the founder and President of TriStar Systems, a producer of automated manufacturing and assembly equipment for the solar, aerospace and disk drive industries. From 1992 to 2000, he was the founder and Chief Operating Officer for NexStar Automation, an automated equipment manufacturer.

ABOUT ASCENT SOLAR TECHNOLOGIES, INC.

Backed by 20+ years of R&D, 17 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. (ASTI) is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in scenarios where traditional rigid solar panels don’t work. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial and commercial construction, and in consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s Headquarters & Perovskite Manufacturing Center of Excellence are located in Thornton, Colorado and Ascent’s 15MW manufacturing facility is located in Zurich, Switzerland. To learn more, please visit https://www.ascentsolar.com. Follow Ascent Solar on Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

MEDIA CONTACT

Spencer Herrmann
FischTank PR
ascent@fischtankpr.com

INVESTOR CONTACT

James Masters
Vallum Advisors
ir@ascentsolar.com